EXHIBIT 99

FOR IMMEDIATE RELEASE

November 14, 2006

INTEGRATED PERFORMANCE SYSTEMS, INC. ANNOUNCES RESULTS OF SPECIAL SHAREHOLDERS MEETING

 WYLIE, Texas, November 14, 2006 - Integrated Performance Systems, Inc. (OTC Bulletin Board: IPFS), a leading Electronic Manufacturer Services (EMS) company which designs, engineers and manufactures technologically advanced printed circuit boards, announces the results of a special shareholder meeting held November 9, 2006.

Shareholders approved all proposals presented. 203,671,850 votes were cast, representing nearly 80% of the Company's outstanding shares eligible to vote as of the record date.

Proposals adopted by the shareholders:

1.  Change the state of incorporation of the Company from New York to Delaware.

2.  Effect a one for twenty-five (1 for 25) reverse stock split.

3.  Approve a reduction in authorized shares of the Company.

As a result of adopting the proposals, the Company has reincorporated in Delaware and changed its name to Global Innovation Corp. The Company's capital structure will be 30,000,000 shares authorized consisting of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The number of shares outstanding as a result of the reverse stock split and the conversion of the Company's Series F Preferred will be approximately 10,200,000 shares. The Company will have no preferred stock outstanding at this time.

The Company is applying for a new trading symbol which will be announced once received.

Brad J Peters, Vice President and Chief Financial Officer of Integrated Performance Systems, Inc. said, " We are very appreciative of our shareholders voting in favor of our proposals. We feel strongly these new directives will assist us in taking the next steps in our strategic growth plan, increase shareholder value and make the Company's outstanding shares more attractive to new investors. Our company wide focus remains on increasing sales, improving profitability and increasing shareholder value. Our robust business model showed great strength this year and our core markets look favorable for the future."

About Integrated Performance Systems, Inc.

Integrated Performance Systems, Inc. is a leading Electronic Manufacturer Services (EMS) company through its wholly owned subsidiary Best Circuit Boards, Inc., designs, engineers and manufactures technologically advanced printed circuit boards.  Our customers are generally high-end commercial companies, the military and military suppliers.  The commercial markets are typically characterized by time-sensitive, high technology prototypes and short product life cycles.  The military markets require special certifications and are characterized by high reliability and advanced technology and in many cases are formalized by long-term contracts. Our principal products are complex multi-layer printed circuit boards, including antenna and metalback radio frequency circuit boards.  Printed circuit boards serve as the basis and foundation for electronic equipment.  The circuit boards we produce are sold through direct sales people and manufacturer's representatives to a variety of commercial and military markets.  The commercial markets and their applications include power systems, telecommunications, computer hardware, consumer electronics, instrumentation and controls.  The military applications for our products include satellite communications, avionics, missiles, smart bombs, defense systems, radar detection and test equipment.

For More Information, Contact

Brad J. Peters, Vice President and Chief Financial Officer
1-800-303-9266
Visit the Company's website at www.lonestarcircuits.com

Jim Drewitz,  Investor Relations
Creative Options Communications
972-355-6070  / jdrewitz@comcast.net

Certain statements contained herein with respect to factors which may affect future earnings, including management's beliefs and assumptions based on information currently available, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements that are not historical facts involve risks and uncertainties, and results could vary materially from the descriptions contained herein. For more details on risk factors, see the company's annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and other filings with the Securities and Exchange Commission.

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